Exhibit 7(a)

Assignment, Transfer, And Novation Agreement

ASSIGNMENT, TRANSFER, AND NOVATION AGREEMENT

This ASSIGNMENT, TRANSFER, AND NOVATION AGREEMENT (this “Agreement”) is made and entered into as of April 14, 2015 (the “Effective Date”), by and among Transamerica International Re (Bermuda) Ltd. (the “Transferor”), Firebird Re Corp. (the “Transferee”), and Transamerica Premier Life Insurance Company (the “Consenting Party”).

WHEREAS, Western Reserve Life Assurance Co. of Ohio (“WRL”) and the Transferor entered into to that certain reinsurance agreement dated December 31, 2008 (as amended, the “Reinsurance Agreement”);

WHEREAS, on October 1, 2014, WRL merged with and into the Consenting Party and by operation law the Consenting Party thereby (i) succeeded to all of WRL’s rights, title, and interest in and to the Reinsurance Agreement and (ii) assumed all of WRL’s duties, obligations, and liabilities under the Reinsurance Agreement;

WHEREAS, subject to the terms and conditions set forth herein, the Transferor desires to assign and transfer, by novation, the Reinsurance Agreement to the Transferee with the effect that the Transferee shall succeed to all rights, obligations, duties, and liabilities of the Transferor under the Reinsurance Agreement, and the Transferee desires to accept such assignment, transfer, and novation;

WHEREAS, the Consenting Party desires to accept and consent to such assignment, transfer, and novation of the Reinsurance Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Transferor, the Transferee and the Consenting Party hereby agree as follows:

1.	Assignment, Transfer, and Novation of Reinsurance Agreement.

(a) Transfer and Assumption. Effective as of the Effective Date, the Transferor hereby irrevocably assigns, transfers, and conveys to the Transferee, and the Transferee hereby accepts and assumes from the Transferor, (i) all of the Transferor’s rights, title, and interest in and to the Reinsurance Agreement, and (ii) all of the Transferor’s duties, obligations, and liabilities under the Reinsurance Agreements (whether existing now or arising hereafter with respect to periods on, before or after the Effective Date) (the “Transfer”).

(b) Novation. The parties hereto acknowledge and agree that the assignment and transfer of the Reinsurance Agreement from the Transferor to the Transferee hereunder constitutes a novation, effective as of the Effective Date, of the Reinsurance Agreement, with the effect that the Transferee shall replace the Transferor under the Reinsurance Agreement in all respects as if the Transferee were the original party thereunder except as otherwise provided herein.

(c) Consenting Party Consent and Release. The Consenting Party hereby consents to the assignment, transfer, and novation of the Reinsurance Agreement contemplated herein and waives any rights that it may have under the Reinsurance Agreement that arise or are triggered as a result of such assignment, transfer, and novation. The parties acknowledge and agree that the Transferor is hereby irrevocably released from all obligations, duties, and liabilities under the Reinsurance Agreement (whether known or unknown and whether existing now or arising hereafter with respect to periods on, before, or after the Effective Date) and shall have no further rights, duties, obligations, or liabilities thereunder, it being understood that the Transferee is assuming all such rights, duties, obligations, and liabilities pursuant to this Agreement. From and after the Effective Date, the Consenting Party shall not look to the Transferor and instead shall look only to the Transferee with respect to any rights it may have under the Reinsurance Agreement. The parties hereto acknowledge and agree that any failure on the part of the Transferee to perform under the Reinsurance Agreement shall not result in any liability to the Transferor. The Consenting Party agrees that, from and after the Effective Date, it shall perform any and all of its obligations and duties under the Reinsurance Agreement owing to the Transferor for the benefit of the Transferee and pay any amounts owing to the Transferor under the Reinsurance Agreement to the Transferee.

(d) Release by Transferor. The Transferor hereby releases the Consenting Party from all obligations, duties, and liabilities to the Transferor under the Reinsurance Agreement, whether known or unknown, and whether existing now or arising hereafter with respect to periods on, before, or after the Effective Date.

(e) Continuing Effect of Reinsurance Agreement. Notwithstanding the assignment, transfer and novation effected hereunder, the Reinsurance Agreement shall remain in full force and effect, and, except as specifically set forth herein, nothing contained herein shall be interpreted in any way to supersede, modify, replace, amend, change, rescind, waive, or otherwise affect any provision of the Reinsurance Agreement.

2.        Beneficiaries. The rights, duties, and obligations arising under this Agreement shall be binding upon and inure to the benefit of any and all successors, assigns, liquidators, rehabilitators, receivers, or trustees of the parties hereto.

3.        Further Actions. The parties hereto agree that, from time to time after the execution and delivery hereof, each will, upon the reasonable request of any of the other parties, take all such action and execute and deliver all such documents, certificates, instruments, and conveyances which may be commercially reasonably necessary to carry out and give effect to the assignment, transfer, and novation contemplated hereunder.

4.        Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Iowa without giving effect to any conflicts of law principles of such jurisdiction that might refer the governance, construction, or interpretation of this Agreement to the laws of another jurisdiction.

5.        Headings; Context. The headings of the sections contained in this Agreement are for convenience of reference only and do not form a part and in no way modify, interpret, or construe the meaning of this Agreement.

6.        Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the others.

7.        Entire Agreement and Amendment. This Agreement and the Reinsurance Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersede all prior agreements, understandings, or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified, or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

8.        Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were amended to the minimum extent necessary to render it valid and fully enforceable under applicable law.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment, Transfer, and Novation Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the Effective Date set forth above.

TRANSAMERICA INTERNATIONAL RE (BERMUDA) LTD.,

as Transferor

By:	/s/ Charles Hill
Name: Charles Hill
Title: President

FIREBIRD RE CORP.,

as Transferee

By:
Name: Bonnie Gerst
Title: Vice President

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY,

as Consenting Party

By:
Name: Carl Fagenbaum
Title: Vice President

[TPLIC/WRL NOVATION AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment, Transfer, and Novation Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the Effective Date set forth above.

TRANSAMERICA INTERNATIONAL RE (BERMUDA) LTD.,

as Transferor

By:
Name: Charles Hill
Title: President

FIREBIRD RE CORP.,

as Transferee

By:	/s/ Bonnie Gerst
Name: Bonnie Gerst
Title: Vice President

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY,

as Consenting Party

By:
Name: Carl Fagenbaum
Title: Vice President

[TPLIC/WRL NOVATION AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment, Transfer, and Novation Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the Effective Date set forth above.

TRANSAMERICA INTERNATIONAL RE (BERMUDA) LTD.,

as Transferor

By:
Name: Charles Hill
Title: President

FIREBIRD RE CORP.,

as Transferee

By:
Name: Bonnie Gerst
Title: Vice President

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY,

as Consenting Party

By:	/s/ Carl Fagenbaum
Name: Carl Fagenbaum
Title: Vice President

[TPLIC/WRL NOVATION AGREEMENT SIGNATURE PAGE]